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                                                                   EXHIBIT 10.14

                1996 HEALTH CARE PROFESSIONALS STOCK OPTION PLAN


                                   ARTICLE I

                                    THE PLAN

         1.1 Name. This Plan shall be known as the "1996 Health Care Professionals Stock Option Plan." Capitalized terms used herein are defined in
Article VI hereof.

         1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant Options to purchase Common Stock of the Company to Advisors, thereby providing them with an additional incentive to contribute to the success of the Company.

         1.3 Effective Date. The Plan shall become effective upon the Effective Date.

         1.4 Eligibility to Participate. Any Advisor shall be eligible to participate in the Plan.

         1.5 Shares Subject to the Plan. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

         1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 4.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall not exceed 275,000 shares.

         1.7 Options and Stock Granted Under Plan. Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If an Option terminated for any reason without being wholly exercised, a new Option may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         1.8 Conditions Precedent. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                 (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Board or Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                 (b) The completion of any registration or other qualification of the offer or sale of Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Board or Committee shall in its sole discretion deem necessary or advisable; and
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                 (c)      The obtaining of any approval or other clearance from
         any federal or state governmental agency that the Board or Committee shall in its sole discretion determine to be necessary or advisable.

         1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect to the non-issuance of Plan Shares as to which the requisite authority shall not have been obtained.

         1.10    Tax Withholding.

                 (a) Condition Precedent. The issuance of Plan Shares pursuant to the exercise of any Option under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

                 (b) Manner of Satisfying Withholding Obligation. When an Optionee is required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, which payment may be made (i) in cash,
         (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of the Options having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

         1.11    Exercise of Options.

                 (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

                 (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Options either (i) in cash, (ii) by





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         certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Options or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

         1.12 Acceleration in Certain Events. The Committee may accelerate the exercisability of any Option in whole or in part at any time.
Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

                 (a) Mergers and Reorganizations. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Options are otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first; provided that no Option will be immediately exercisable under this Section on account of any agreement of merger or other reorganization when the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all the classes of the stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive.

                 (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. A "change in control" will be deemed to have occurred for purposes hereof (i) upon the occurrence of a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Act, and any successor Item of a similar nature; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d)





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         and 14(d)(2) of the Exchange Act) of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; or (iii) a change during any period of two consecutive years of a majority of the members of the Board for any reason, unless the election, or the nomination for election by the Company's stockholders, of each director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; provided that a change in control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Act.

         1.13 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment of the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

         1.14 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act, the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may than be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law of this Section.

         1.15 Service of Optionee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued service as an Advisor of the Company or any of its Subsidiaries or limit in any right of the Company or any Subsidiary at any time to terminate or alter the terms of that service.

         1.16 Rights of Optionees Upon Termination of Service. The Committee shall provide in each Option Agreement for the circumstances under which Options granted hereunder terminate; provided, however, that in the event an Optionee ceases to serve as an Advisor for Cause of voluntarily leaves the employment of a Clinic in breach of his employment agreement with such Clinic; the Optionee's Options shall automatically expire. The Committee also shall address in each Option Agreement the exercisability of Options following the death, Permanent Disability or Retirement of an Optionee.





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         1.17    Transferability of Options.  The Committee may, in its
discretion, provide that Options granted hereunder may be transferred by the Optionee to members of his immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

         1.18 Information to Optionees. The Company shall furnish to each Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's stockholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each quarterly report to stockholders issued since the end of the Company's most recent fiscal year.


                                   ARTICLE II

                                 ADMINISTRATION

         2.1 Committee. Subject to Section 2.2, the Plan shall be administered by a Committee consisting of not fewer than two members of the Board from time to time. Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder. The Committee shall have the full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option; to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan.

         2.2 Grants Prior to Initial Public Offering. Notwithstanding the provisions of Section 2.1, prior to the date of the Company's initial public offering of Common Stock, the Plan shall be administered by the full Board, and the Board shall have all of the powers of the Committee hereunder.

         2.3 Appointment of Committee. The Committee shall be appointed by the Board; provided that the Board may remove any Committee member, with or without cause.

         2.4 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.





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         2.5     Company Assistance.  The Company shall supply full and timely information to the Committee on all matters relating to Advisors, their service, death, Retirement, Permanent Disability, or other termination of service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                  ARTICLE III

                           NONQUALIFIED STOCK OPTIONS

         3.1 Options Terms and Conditions. The terms and conditions of Options granted pursuant to this Plan may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted pursuant to this Plan satisfy the requirements of this Article.

         3.2 Duration of Options. Each Option granted pursuant to this Plan and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted pursuant to this Plan expire later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan or Option Agreement.

         3.3 Purchase Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted pursuant to this Plan shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

         3.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Plan shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.



                                   ARTICLE V

                     TERMINATION, AMENDMENT, AND ADJUSTMENT

         4.1 Termination and Amendment. The Plan shall terminate on November __, 2006. The Plan may be amended, altered or discontinued by the Board, or, if the Board has delegated this authority to the Committee, by the Committee, without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., and stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan, requires the Plan to be amended, the Plan will be amended at that time and all Options then





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outstanding will be subject to such amendment.  No amendment, alteration or discontinuation of the Plan shall, without the consent of the individual who has received an Option hereunder, alter or impair any of that individual's rights or obligations under any Option granted under the Plan prior to that amendment, alteration or discontinuation.

         4.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board or Committee, and any such adjustment may provide for the elimination or fractional share interests.


                                   ARTICLE IV

                                 MISCELLANEOUS

         5.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

         5.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary or affiliate of the Company that adopts the Plan.

         5.3 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.


                                   ARTICLE V

                                  DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:





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         6.1     "Advisor" means a physician or dentist to whom the Company chooses to grant Options in accordance with the Plan that is an Employee or
(ii) has entered into a Consulting Agreement; provided that (i) bona fide services are rendered by such person and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction and (ii) such person is not a Reporting Person.

         6.2     "Board" means the Board of Directors of the Company.

         6.3 "Cause" has the same meaning as that provided in the Optionee's employment agreement with a clinic.

         6.4 "Clinic" means a professional corporation or association that is managed by the Company's wholly owned subsidiary, PSC Management Corp. pursuant to a management services agreement.

         6.5     "Committee" means the Committee appointed in accordance with
Section 2.1.

         6.6 "Common Stock" means the Common Stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         6.7 "Company" means Physicians' Specialty Corp., a Delaware corporation, or one or more of its Subsidiaries.

         6.8 "Consulting Agreement" means an agreement between the Company and a physician or dentist with respect to which the physician or dentist provides medical and surgical services to enrollees of managed care contracts held by the Company or any Subsidiary of the Company.

         6.9     "Effective Date" means November 25, 1996.

         6.10    "Employee" means an employee of a Clinic.

         6.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         6.12 "Fair Market Value" means such value as determined by the Board or Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination





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of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         6.13    "Option" means a Nonqualified Stock Option granted pursuant to
Article III.

         6.14 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

         6.15 "Optionee" means an Advisor to whom an Option has been granted hereunder.

         6.16 "Permanent Disability" has the same meaning as that provided in Section 22(e)(3) of the Code.

         6.17 "Plan" means the 1996 Health Care Professionals Stock Option Plan, as amended from time to time.

         6.18 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

         6.19 "Reporting Person" means an individual who is subject to the reporting requirements of Section 16 of the Exchange Act as a result of his relationship with the Company.

         6.20 "Retirement" occurs when an Optionee terminates his relationship with a Clinic on or after the date the Optionee (a) turns 65 years old or (b) turns 55 years old and has completed 10 years of service with the Clinic or has otherwise been determined by the Board.

         6.21    "Securities Act" means the Securities Act of 1933, as amended.

         6.22 "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

         6.23 "Tax Date" means the date the amount of tax to be withheld is determined.





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